UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	April 24, 2015

              Badger Meter, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-6706	39-0143280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  4545 W. Brown Deer Rd., Milwaukee, Wisconsin 53223
(Address of principal executive offices, including zip code)

           (414) 355-0400
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders.

The Company’s 2015 Annual Meeting of Shareholders was held on April 24, 2015.  Matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Election of Directors.  The shareholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors to serve until the 2016 Annual Meeting of Shareholders or until such nominee’s successor is duly elected and qualified.  The following is a breakdown of the voting results:

DIRECTOR	VOTES FOR	WITHHELD	NON-VOTES
Ronald H. Dix	11,720,168	137,178	1,072,201
Thomas J. Fischer	11,695,175	162,171	1,072,201
Gale E. Klappa	11,667,752	189,594	1,072,201
Gail A. Lione	11,770,708	86,638	1,072,201
Richard A. Meeusen	11,571,079	286,267	1,072,201
Andrew J. Policano	11,705,571	151,775	1,072,201
Steven J. Smith	11,686,201	171,145	1,072,201
Todd J. Teske	11,668,753	188,593	1,072,201

Advisory Vote on Executive Compensation.  The shareholders of the Company approved, by advisory vote, the compensation of the Company’s named executive officers.  The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
11,181,967	602,532	72,838	1,072,210

Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm.  The shareholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.  The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
12,780,473	127,532	21,542	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date:	April 27, 2015	By:	/s/ William R. A. Bergum
William R. A. Bergum
Vice President – General Counsel and Secretary